UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 15, 2017

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On June 19, 2017, Universal Insurance Holdings, Inc. (“Company”) filed a Current Report on Form 8-K (“Original Filing”) to report on, among other things, the voting results of its Annual Meeting of Shareholders held on June 15, 2017 (“Annual Meeting”). The Original Filing included the results of the shareholder advisory vote regarding the frequency of future shareholder advisory votes on the compensation of the Company’s executives (“Say-on-Pay Votes”). The sole purpose of this Form 8-K/A is to disclose the decision of the Company’s Board of Directors (“Board”) as to how frequently the Company will hold future Say-on-Pay Votes. No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, shareholders voted in favor of holding annual Say-on-Pay Votes. Accordingly, in light of this result and other factors considered by the Board, the Board determined that the Company will hold future Say-on-Pay Votes on an annual basis until the next required vote on the frequency of such Say-on-Pay Votes. The Company is required to hold the next advisory vote regarding the frequency of Say-on-Pay Votes no later than its 2023 annual shareholder meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2017	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank C. Wilcox
Frank C. Wilcox
Chief Financial Officer